TAKE-TWO INTERACTIVE SOFTWARE, INC.
                            622 Broadway - 6th Floor
                            New York, New York 10012

                                                              January 31, 2005

Mr. Richard Roedel
164 West Road
New Canaan, CT 06840

                  Re:      Take-Two Interactive Software, Inc.

Dear Richard:

      We are pleased to confirm the terms of our agreement with respect to the change in your status from Chairman of the Board and Chief Executive Officer of Take-Two Interactive Software, Inc. (the "Company") to Chairman of the Board of the Company and as a consultant to the Company.

      1. Term. The term shall commence on the date hereof and end on January 31, 2006 (the "Term").

      2. Services. As a consultant, you shall provide such services as reasonably requested by the unaffiliated members of the Board and management of the Company. You shall devote such time, as you, in your reasonable discretion, shall deem necessary for the performance of your obligations.

      3. Compensation. In connection with your service as Chairman of the Board and consultant, you shall be compensated at the rate of $665,600 per year payable in accordance with the Company's normal payroll practices. Any expenses incurred in connection with the performance of your duties hereunder shall be pre-approved by management of the Company.

      4. Bonus. Upon execution of this agreement, the Company shall pay to you a bonus for your services as Chairman of the Board and Chief Executive Officer in the amount of $162,500.

      5. Options and Restricted Stock Awards. All options and restricted stock awards previously granted to you by the Company are set forth on Schedule A hereto. The restricted stock awards not vested as of the date hereof shall vest ratably, on a monthly basis, during the Term. At the end of the Term, the options and restrictive stock awards set forth on Schedule A hereto shall be fully vested. In accordance with the current provisions of your options, all options shall expire on the 90th day following the expiration of the Term or the date of termination of this agreement.


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

      6. Benefits. During the Term, the Company shall provide to you health insurance coverage, consistent with the coverage currently provided to you.

      7. Liability Insurance. During the Term, the Company shall, at no cost to you, continue to include you as an insured under the director and officer liability insurance policy maintained by the Company, unless (despite the best efforts of the Company) it is not possible for you to be so included, in which event the Company shall immediately notify you. The Company shall continue to indemnify you to the fullest extent permitted by the Delaware General Corporation Law, as may be amended from time to time.

      8. Attorney's Fees. The Company shall pay your reasonably attorney's fees and disbursements in connection with the negotiation of employment matters relating to the Company (in an amount not to exceed $10,000).

      9. Termination. Either party may terminate this agreement on or after June 1, 2005 on not less than ten (10) business days prior written notice. If this agreement is terminated for any reason after such date, the Company shall continue to make the payments set forth in Section 3 and provide you the benefits and liability insurance set forth in Sections 6 and 7, all in accordance with such Sections, and all options and restricted stock awards set forth on Schedule A hereto shall become fully vested.

      10. Non-competition and Confidentiality. You agree to be bound by the provisions of Exhibit A hereto, which shall be deemed to be part of this agreement.

      11. Release. You hereby release and discharge the Company, its subsidiaries, affiliates, successors, assigns, employees, officers, directors and agents (collectively, the "Company Released Parties") from and against any and all manner of actions, causes of action, suits, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, counterclaims, crossclaims, offsets, defenses and demands, whether at law, equity or otherwise, that you ever had, now have or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date hereof as against the Company Released Parties, and each of them, whether known or unknown, disclosed or undisclosed, suspected or unsuspected, direct or derivative, contingent or absolute, including, without limitation, any claim for wrongful termination, breach of contract, or under any federal, state or local law dealing with discrimination based upon race, sex, age, national origin, religion or disability (including any claim under Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and the New York Executive Law), or otherwise related to your employment with the Company. You further agree that, except for the purpose of seeking enforcement of the terms of this agreement, you will not file or institute any civil actions, complaints, or any other proceeding against any Company Released Party before any court, administrative agency or any other forum based upon or arising out of any claims released pursuant to this Section 11 that you have against any Company Released Party. You further agree to waive any right to participate in any charge or complaint which may be made by any other person or organization on your behalf before any federal, state or local court or administrative agency against any Company Released Party, except as such waiver is prohibited by law and except to the extent that such participation is pursuant to subpoena or order of a court of competent jurisdiction. Should any charge be filed, you agree that you will not accept any relief or recovery therefrom.


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

      12. Due Authorization. The execution, delivery and performance of this agreement has been authorized by all necessary corporate action. This agreement has been duly executed and delivered by the Company.

      13. Entire Agreement. Except for the terms of any options and restricted stock awards granted to you (each of which shall be governed by the terms of the respective Company plan under which it was granted, as modified hereby), this Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof, and supersedes any and all prior or contemporaneous agreements, whether oral or written, between the parties hereto with respect thereto (including, without limitation, the letter agreement dated June 7, 2004).

      14. Governing Law. This agreement shall be governed by and construed in accordance within the laws of the State of New York (without giving effect to principles of conflicts of laws).

      15. Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile signatures shall be effective and binding as original signatures.

      Please indicate your agreement with the foregoing by signing below.

                                        TAKE-TWO INTERACTIVE SOFTWARE, INC.


                                        By: /s/ Paul Eibeler
                                           -------------------------------------
                                           Name:
                                           Title:

AGREED AND ACKNOWLEDGED
ON THIS 31 DAY OF JANUARY 2005


By: /s/ Richard Roedel
   --------------------------------
   RICHARD ROEDEL


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

                                                 SCHEDULE A

                                           # of                                     Vesting/Exer-
Award                Date of Award       Shares           Exercise Price            cisable Date
---------------    ----------------   ----------------    ----------------    ---------------------------
   Options            10/31/02            35,000          $25.37              Vested

   Options             4/14/04            48,000          $31.92              36,000 vested, 12,000
                                                                              unvested (vest as to
                                                                              4,000 per month per the
                                                                              stock option agreement)

  Restricted           3/31/04             7,000                              2,333 vested, 4,667
    Stock                                                                     unvested (vest as to 1/3
                                                                              annually over 3-year
                                                                              period)


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

                                    EXHIBIT A

      1. You shall not, at any time during or following the Term, directly or indirectly (i) disclose to any person, firm, corporation, association or other entity, except as required by law, any non-public information about the Company ("Confidential Information") for any reason or purpose whatsoever or (ii) make use of any Confidential Information for your own purpose or for the benefit of any person, firm, corporation, association, or other entity except the Company or any subsidiary or affiliate thereof. Confidential Information shall not include information which you can clearly demonstrate: (1) was in the public domain at the time of receipt thereof by you; (2) became part of the public domain after receipt thereof by you through no act or omission of yours; (3) was lawfully within your possession prior to the initial commencement of your association with the Company.

      2. In consideration of the consideration to be received by you under the agreement, you shall not, during the Term and for the one (1) year period thereafter, without the prior written consent of the Board: (i) directly or indirectly engage in, represent in any way, or be connected with, any business (such business being referred to herein as a "Competing Business") directly competing with the business of the Company or any subsidiary or affiliate thereof (including products under development at the expiration of the Term) within any county (or adjacent county) in any State within the United States or territory outside the United States in which the Company or any such subsidiary or affiliate transacts business, whether such engagement shall be as an officer, director, owner, employee, partner, affiliate or other participant in any Competing Business; (ii) assist others in engaging in any Competing Business in the manner described in the foregoing clause (i); (iii) induce other employees of the Company or any subsidiary or affiliate thereof to terminate their employment with the Company or any such subsidiary or affiliate or to engage in any Competing Business or otherwise hire any such employees; (iv) induce any entity or person with which the Company or any subsidiary or affiliate thereof has a business relationship to terminate or alter such business relationship; or
(v) take any other action which could constitute an interference with or a disruption of any of the Company's business activities. Notwithstanding the foregoing, nothing contained herein shall prohibit you owning up to one percent (1%) of the outstanding capital stock of any company that is listed on a recognized national securities exchange.

      3. You shall not, at any time during or after the Term, directly or indirectly disparage the commercial, business or financial reputation of the Company, or any of its officers or directors. The Company's officers and directors shall not at any time during or after the Term, directly or indirectly, disparage your reputation.

      4. Upon the expiration of the Term or other termination of the agreement, you shall promptly return to the Company all documents, records, notebooks, equipment, price lists, specifications, programs, customer and prospective customer lists and other materials which refer or relate to any aspect of the business of the Company and which are in your possession, and all copies thereof (including electronic versions thereof) and all other Company property.


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